Exhibit 99.3

ASSET REPRESENTATIONS REVIEW AGREEMENT

JOHN DEERE OWNER TRUST 20XX,

as Issuing Entity

and

JOHN DEERE CAPITAL CORPORATION,

as Servicer

and

[ASSET REPRESENTATIONS REVIEWER NAME],

as Asset Representations Reviewer

Dated as of [                    ]

ASSET REPRESENTATIONS REVIEW AGREEMENT

This ASSET REPRESENTATIONS REVIEW AGREEMENT (this “ARR Agreement”), entered into as of the [    ] day of [                    ], 20[    ], by and among JOHN DEERE OWNER TRUST 20XX, a Delaware statutory trust, as Issuing Entity, JOHN DEERE CAPITAL CORPORATION, a Delaware corporation as Servicer and [                    ], a [                    ] company, as Asset Representations Reviewer, is made and entered into as of                     , 20    , and is acknowledged and accepted by the Trust (as hereinafter defined) and JOHN DEERE CAPITAL CORPORATION.

WHEREAS, the Issuing Entity will engage the Asset Representations Reviewer to perform reviews of certain Receivables for compliance with the representations and warranties made by Issuing Entity about the Trust Accounts and Receivables.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

DEFINITIONS

The following terms are defined as follows (except as otherwise agreed in writing by the parties):

Section 1.01 Definitions. Whenever used in this ARR Agreement , the following words and phrases shall have the following meanings:

“Annual Fee” has the meaning stated in Section 4.01(a).

“ARR Receivables” means those Receivables identified by the Servicer as requiring a Review by the Asset Representations Reviewer following receipt of a Review Notice according to Section [    ].

“Client Records” has the meaning stated in Section 3.12.

“Confidential Information” has the meaning stated in Section 7.01.

“Disclosing Party” has the meaning stated in Section 7.01.

“Disqualification Event” has the meaning stated in Section 4.02.

“Eligible Asset Representations Reviewer” has the meaning stated in Section 2.02.

“Eligible Representations” shall mean those representations identified within the “Tests” included in Exhibit A.

“Indemnified Person” has the meaning stated in Section 5.03.

“Indenture” means the Indenture, dated as of [                    ], 20[    ], between the Issuing Entity and the Indenture Trustee, as the same may be amended, supplemented, and modified from time to time.

“Indenture Trustee” means [            ].

“Personally Identifiable Information” has the meaning stated in Section 7.03(a).

“Privacy Laws” has the meaning stated in Section 7.02.

“Receiving Party” has the meaning stated in Section 7.01.

“Representatives” has the meaning stated in Section 7.01.

“Review” means the completion by the Asset Representations Reviewer of the procedures listed under “Tests” in Exhibit A for each ARR Receivable as further described in Section [3.05].

“Review Fee” has the meaning stated in Section 4.01(b).

“Review Materials” means the documents, data, and other information required for each “Test” in Exhibit A.

“Review Notice” means a notice delivered to the Asset Representations Reviewer pursuant to Section 11.01(c)(i) of the Sale and Servicing Agreement.

“Review Report” means, with respect to a Review, the related report prepared by the Asset Representations Reviewer in accordance with the terms of Section 3.08.

“Tests” means, with respect to any Receivable, the procedures listed in Exhibit A with respect thereto, as applied to the process described in Article III.

“Test Complete” has the meeting stated in Section 3.08.

“Test Fail” has the meaning stated in Section 3.05.

“Test Pass” has the meaning stated in Section 3.05.

Any capitalized terms used and not defined in this ARR Agreement shall have the meanings ascribed to such terms in the [Indenture].

ARTICLE II.

ENGAGEMENT; ACCEPTANCE

Section 2.01 Engagement; Acceptance

The [    ] engages                      to act as the Asset Representations Reviewer for the [    ]. Asset Representations Reviewer accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this ARR Agreement .

Section 2.02 Eligibility of Asset Representations Reviewer.

The Asset Representations Reviewer is an Eligible Asset Representations Reviewer as described in this Section 2.02. It will notify the [    ] and the Servicer promptly if it is not, or on the occurrence of any action that would result in it not being, an Eligible Asset Representations Reviewer.

An Eligible Asset Representations Reviewer is Person who (i) is not affiliated with the Issuing Entity, the Depositor, the Servicer, and the Indenture Trustee or any of their affiliates and (ii) was not engaged, or affiliated with a Person that was, engaged by the Issuing Entity, Sponsor, or any underwriter to perform pre-closing due diligence work on the Trust accounts or Receivables, and (iii) is not disqualified by the Securities and Exchange Commission or other applicable regulatory authority from acting as the Asset Representations Reviewer hereunder. The Asset Representations Reviewer will promptly notify the Issuer and the Servicer if it no longer satisfies, or it reasonably expects that it will no longer satisfy, the conditions described in the immediately preceding sentence.

Section 2.03 Independence of the Asset Representations Reviewer.

The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the [Issuing Entity] or the [Indenture Trustee] for the manner in which it accomplishes the performance of its obligations under this ARR Agreement. Unless expressly authorized by the [Issuing Entity], the Asset Representations Reviewer will have no authority to act for or represent the [Issuing Entity] or the [Indenture] Trustee and will not be considered an agent of the [Issuing Entity] or the Indenture Trustee. The Indenture Trustee will not be responsible for monitoring the performance or non-performance or for enforcing the responsibilities of the Asset Representations Reviewer. Nothing in this ARR Agreement will make the Asset Representations Reviewer and either of the [Issuing Entity] or the [Indenture] Trustee members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

ARTICLE III.

DUTIES OF THE ASSET REPRESENTATIONS REVIEWER

Section 3.01 Review Scope.

The Asset Representations Review is designed to determine whether certain Receivables were not in compliance with the representations and warranties made about them by the [Issuing Entity] in the [Trust Documents].

The Review is not designed to determine any of the following:

(a) Reason for delinquency;

(b) Creditworthiness of the obligor, either at the time of the Review or as of the Receivable creation date;

(c) Overall quality of any ARR Receivable;

(d) Whether the applicable Servicer has serviced any Receivable in compliance with the Sale and Servicing Agreement;

(e) Whether noncompliance with the representations or warranties constitutes a breach of the provisions of any of the [Trust Documents];

(f) Whether the Receivables were in compliance with the representations and warranties set forth in the [Trust Documents], except as expressly described in this ARR Agreement ; or

(g) To establish cause, materiality or recourse for any failed Test as described in Section 3.05.

Section 3.02 Review Notices.

Upon receipt of a Review Notice by the Servicer, the Asset Representations Reviewer will start its Review. The Asset Representations Reviewer will not be obligated to start a Review until a Review Notice is received. Once the Review Notice is issued, the Servicer will provide the list of ARR Receivables to the Asset Representations Reviewer within [45] days.

The Asset Representations Reviewer is not obligated to verify (i) whether the Servicer properly determined that a Review Notice was required or (ii) the accuracy or completeness of the list of ARR Receivables provided by the Servicer.

Section 3.03 Review Materials.

Within [45] days of the delivery of a Review Notice, the Servicer will provide the Asset Representations Reviewer with the Review Materials for all ARR Receivables and Review Policies. The Servicer may redact or remove Personally Identifiable Information from the Review Materials without changing the meaning or usefulness of the Review Materials. The Asset Representations Reviewer shall be entitled to rely in good faith, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects, and not misleading in any material respect.

Section 3.04 Missing or Incomplete Review Materials.

The Asset Representations Reviewer will complete the Tests for each Eligible Representation only using documentation that is made available. Upon receipt of the Review Materials, The Asset Representations Reviewer will complete an initial document inventory to verify there are no systemic documentation errors, including but not limited to consistently missing or incomplete information in each ARR Receivable file, and missing or incomplete Review Policies. The purpose of this review is to determine if there are systemic issues with documentation, and there may still be instances where certain pieces of information for an individual ARR Receivable are missing or incomplete. Once it has confirmed the majority of the Review Materials are available, the Asset Representations Reviewer will commence the Review. In instances where Review Material is not accessible, clearly unidentifiable, and/or illegible, the Asset Representations Reviewer will request that the Servicer provide an updated copy of such Review Material. The Servicer must provide, or cause to be provided, missing Review Material to the Asset Representations Reviewer within [    ] days of notification by the Asset Representations Reviewer. In the event missing Review Material is not provided within this timeframe, the Asset Representations Reviewer will complete the associated Tests in consideration that such Review Material is missing.

Section 3.05 The Asset Representations Review.

For a Review, the Asset Representations Reviewer will perform the applicable procedures listed under “Tests” in Exhibit A for each Eligible Representation. In the course of its review, the Asset Representations Reviewer will use the Review Materials listed in Exhibit A. For each Test, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”).

If a ARR Receivable was included in a prior Review, the Asset Representations Reviewer will not conduct additional Tests on any such duplicate ARR Receivable. The Asset Representations Reviewer will include the previously reported Test results for any such duplicate ARR Receivable within the Review Report for the current Review. The Asset Representations Reviewer will complete the applicable Tests for all Review Policies in each Review.

Section 3.06 Review Period.

The Asset Representations Reviewer will complete the Review within [60] days of receiving access to the Review Materials. If additional Review Materials are provided to the Asset Representations Reviewer as described in Section 3.04, the Review period will be extended for an additional [    ] days.

Section 3.07 Review Report.

Within [30] days following the applicable Review period described in Section 3.06, the Asset Representations Reviewer will provide the [Issuing Entity], Sponsor, Depositor, Servicer and [Indenture] Trustee with a Review Report providing each Test result (i.e., Test Pass or Test Fail) for each ARR Receivable. The Review Report will include information, along with a summary of the Review Report’s findings and conclusions, to be included in the [Issuing Entity]’s Form 10-D report for the applicable monthly period.

Section 3.08 Completion of Review for Certain ARR Receivables.

Following the delivery of the list of the Review Accounts and Receivables and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a ARR Receivable is paid in full by the Obligor or purchased from the Issuing Entity by the Sponsor, the Depositor or the Servicer according to the Basic Documents. On receipt of notice, the Asset Representations Reviewer will immediately terminate all Tests of such Receivables and the Review of such Receivables will be considered complete (a “Test Complete”). In this case, the Review Report will indicate a Test Complete for the Receivables and the related reason.

Section 3.09 Duplicative Test.

If any Review Account and/or Receivable was included in a prior Review, the Asset Representations Reviewer will not perform any Tests on it, but will include the results of the previous Tests in the Review Report for the current Review. If the same Test is required for more than one representation or warranty listed on Schedule B, the Asset Representations Reviewer will only perform the Test once for each ARR Receivable but will report the results of the Test for each applicable representation or warranty on the Review Report.

Section 3.10 Termination of Review.

If a Review is in process and the Notes will be paid in full on the next Payment Date, the Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than ten days before that Payment Date. On receipt of notice, the Asset Representations Reviewer will terminate the Review immediately and will not be obligated to deliver a Review Report.

Section 3.11 Review and Procedure Limitations.

The Asset Representations Reviewer will have no obligation (i) to determine whether a Delinquency Trigger has occurred, (ii) to determine whether the required percentage of Noteholders has voted to direct a Review, (iii) to determine which Receivables are subject to a Review, (iv) to obtain or confirm the validity of the Review Materials, (v) to obtain missing or insufficient Review Materials, or (vi) to take any action or cause any other party to take any action under any of the [Trust Documents] to enforce any remedies for breaches of representations or warranties about the Eligible Representations.

The Asset Representations Reviewer will only be required to perform the Tests provided in Exhibit A in consideration of the Review Materials and will have no obligation to perform additional testing procedures on any ARR Receivables or Review Policies or to consider any additional information provided by any party. The Asset Representations Reviewer will have no obligation to provide reporting or information in addition to that described in Section 3.07. However, the Asset Representations Reviewer may review and report on additional information that it determines in good faith to be material to its performance under this ARR Agreement.

[Issuing Entity] expressly agrees that that the Asset Representations Reviewer is not advising [Issuing Entity or any Noteholder] or any investor or future investor concerning the suitability of the [Trust] or any investment strategy. [Issuing Entity] expressly acknowledges and agrees that the Asset Representations Reviewer is not an expert in accounting, tax, regulatory, or legal matters, and that the Asset Representations Reviewer does not provide legal advice as to any matter.

Section 3.12 Review Systems.

The Asset Representations Reviewer will maintain and utilize an electronic case management system to manage the Tests and provide systematic control over each step in the Review process and ensure consistency and repeatability among the Tests.

Section 3.13 Representatives.

(a) Servicer Representative. The Servicer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Asset Representations Reviewer in its completion of a Review.

(b) Asset Representations Review Representative. The Asset Representations Reviewer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Servicer, the [Issuing Entity], or the [Indenture] Trustee during the Asset Representations Reviewer’s completion of a Review. The Asset Representations Reviewer will have no obligation to respond to requests or inquires made by any Person not party to, or a third party beneficiary under this ARR Agreement.

Section 3.14 Dispute Resolution.

If an ARR Receivable that was reviewed by the Asset Representations Reviewer is the subject of a dispute resolution proceeding under Section [    ] of the [Indenture], the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable time expended and expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution according to Section [    ] of the [Indenture]. If not paid by a party to the dispute resolution, the expenses will be reimbursed by the Issuer according to Section 4.03.

Section 3.15 Records Retention.

The Asset Representations Reviewer will maintain copies of Review Materials, Review Reports and internal work papers and correspondence (collectively the “Client Records”) for a period of [2] years after the termination of this ARR Agreement . At the expiration of the retention period, the Asset Representations Reviewer shall return all Client Records to [            ], in electronic format. Upon the return of the Client Records, the Asset Representations Reviewer shall have no obligation to retain such Client Records or to respond to inquiries concerning the Review.

ARTICLE IV.

PAYMENTS TO ASSET REPRESENTATIONS REVIEW

Section 4.01 Asset Representations Reviewer Fees.

(a) Annual Fee.

The Issuing Entity will pay the Asset Representations Reviewer as compensation for acting as the Asset Representations Reviewer under this Agreement, an annual fee (the “Annual Fee”) with respect to each [Annual Period] prior to the termination of the Trust, in an amount equal to [$        ]. For the final Annual Period, upon notice from the Servicer, the Annual Fee shall be pro-rated to the remaining term. If all or a portion of an Annual Fee is not paid to the Asset Representations Reviewer within [60] days of the end of the Annual Period, then the unpaid portion of such Annual Fee then due and payable shall be paid by [the Servicer] upon receipt of an invoice.

(b) Review Fee.

Following the completion of a Review and delivery of the Review Report in accordance with Section 3.07, the Asset Representations Reviewer shall be entitled to a fee of up to [$        ] for each ARR Receivable for which a Test was completed (the “Review Fee”). [If a detailed invoice is submitted on or before the first day of a month, the Review Fee will be paid by the Issuing Entity pursuant to Section [5.04(b)(iii)] of the Sale and Servicing Agreement from any amounts available thereunder on the next [Payment Date] (the “Relevant Payment Date”). If all or a portion of an Review Fee is not paid to the Asset Representations Reviewer within [60] days after the Relevant Payment Date, then the Servicer, upon receipt of an invoice, will cause the unpaid portion of such Review Fee then due and payable to be paid pursuant to Section [5.04(b)(xii)] of the Sale and Servicing Agreement. However, if a Review is terminated according to Section 3.10, the Asset Representations Reviewer must submit its invoice to the Servicer for the Review Fee for the terminated Review no later than [ten (10)] business days before the final [Payment Date] to be reimbursed on such final Payment Date, and notwithstanding the preceding, the Issuing Entity will pay such amounts pursuant to Section [                    ] of the Sale and Servicing Agreement from any amounts available thereunder by or on final Payment Date, but if for any reason the Issuing Entity does not pay such amounts in full, then any remaining such amounts that are still unpaid will be paid by [the Servicer] upon receipt of an invoice.

(c) Payment.

All [remittances / payments] required to be made to the Asset Representations Reviewer shall be made to the following wire account or to such other account as may be specified by the Asset Representations Reviewer from time to time:

[    ]

ABA#: [    ]

Account Name: [    ]

Account No.: [    ]

Beneficiary: [    ]

REF: [    ]

Section 4.02 Reimbursable Expenses.

If the Servicer provides access to the Review Materials at one of its properties, if a detailed invoice is submitted on or before the first day of a month, the Issuing Entity will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Review by or on the next Payment Date, however if all or a portion of such travel expenses that are then due and payable are not paid within [60] days of such Payment Date, then such unpaid travel expenses will be paid by [the Servicer] upon receipt of an invoice.

Section 4.03 Dispute Resolution Expenses.

If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.14 and its reasonable expenses for participating in the proceeding are not paid by a party to the dispute resolution within [90] days after the end of the proceeding, the [Issuing Entity] will reimburse the Asset Representations Reviewer for such expenses upon receipt of a detailed invoice by or on the next Payment Date; however if all or a portion of expenses that are then due and payable are not paid within [60] days of such Payment Date, then such unpaid expenses will be paid by [the Servicer] upon receipt of an invoice.

ARTICLE V.

OTHER MATTERS PERTAINING TO THE ASSET REPRESENTATIONS REVIEWER

Section 5.01 Representations and Warranties of the Asset Representations Reviewer.

The Asset Representations Reviewer hereby makes the following representations and warranties as of the Agreement Date:

(a) Organization and Good Standing. The Asset Representations Reviewer is a [limited liability company] duly formed and validly existing in good standing under the laws of the State of [Delaware], with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has the power, authority and legal right to perform its obligations under this ARR Agreement .

(b) Due Qualification. The Asset Representations Reviewer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

(c) Due Authorization. The execution, delivery and performance by the Asset Representations Reviewer of this ARR Agreement have been duly authorized by the Asset Representations Reviewer by all necessary corporate action on the part of the Asset Representations Reviewer and this ARR Agreement will remain, from the time of its execution, an official record of the Asset Representations Reviewer.

(d) Binding Obligation. This ARR Agreement constitutes a legal, valid and binding obligation of the Asset Representations Reviewer enforceable in accordance with its terms subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and subject to equitable principles.

(e) No Violation. The execution and delivery of this ARR Agreement by the Asset Representations Reviewer, and the performance by the Asset Representations Reviewer of the obligations contemplated by this ARR Agreement and the fulfillment by the Asset Representations Reviewer of the terms hereof applicable to the Asset Representations Reviewer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any requirements of law applicable to the Asset Representations Reviewer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Asset Representations Reviewer is a party or by which it is bound.

(f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Asset Representations Reviewer, threatened against the Asset Representations Reviewer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this ARR Agreement , seeking any determination or ruling that, in the reasonable judgment of the Asset Representations Reviewer, would materially and adversely affect the performance by the Asset Representations Reviewer of its obligations under this ARR Agreement , or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this ARR Agreement .

(g) Eligibility. The Asset Representations Review meets the eligibility requirements in Section 2.02.

(h) Compliance with Applicable Law. The Asset Representation Reviewer will act in accordance with all requirements applicable to an asset representation reviewer under applicable law (as amended from time to time) and other state or federal securities law applicable to asset representation reviewers in effect during the term of this Agreement.

Section 5.02 Limitation of Liability.

To the fullest extent permitted by applicable law, the Asset Representations Reviewer shall not be under any liability to the Issuing Entity, the Servicer, or the [Indenture] Trustee, or any other Person for any action taken or for refraining from the taking of an action in its capacity as Asset Representations Reviewer pursuant to this ARR Agreement , or for errors in judgment, whether arising from express or implied duties under this ARR Agreement ; provided, however, that this provision shall not protect the Asset Representations Reviewer against any liability which would otherwise by imposed by reason of willful malfeasance, bad faith, or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential loss or damage (including loss of profit) even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

The Asset Representations Reviewer and any director, officer, employee, or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Asset Representations Reviewer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this ARR Agreement which in its reasonable opinion may involve it in any expense or liability.

Section 5.03 Indemnification of Asset Representations Reviewer.

The [Issuing Entity] will indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “Indemnified Person”), for all costs, expenses, losses, damages and liabilities resulting from the performance of the Asset Representations Reviewer’s obligations under this ARR Agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in this ARR Agreement. The indemnification set forth herein will survive the termination of this ARR Agreement and the resignation or removal of the Asset Representations Reviewer. If all or a portion of indemnities due to the Asset Representations Reviewer is not paid to the Asset Representations Reviewer within [60] days of when required under the [Basic Documents], or if the annual maximum allotted to the Asset Representations Reviewer is exceeded in any calendar year, then the unpaid portion of such indemnities then due and payable shall be paid by [the Servicer]. Such indemnities shall not be limited to or reduced by [available amounts] on deposit in the related [collection/distribution account] at any time during which an obligation to reimburse the Asset Representations Reviewer for its expenses or indemnities exists.

Section 5.04 Indemnification by Asset Representations Reviewer.

To the fullest extent permitted by law, the Asset Representations Reviewer shall indemnify and hold harmless the Issuing Entity, the Servicer and the [Indenture] Trustee, and its officers, directors, successors, assigns, legal representatives, agents, and servants (each an “Indemnified Person”), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by, or asserted at any time against an Indemnified Person (whether or not also indemnified against by any other person) which arose out of the negligence, willful misconduct or bad faith of the Asset Representations Reviewer in the performance of its obligations and duties under this ARR Agreement; provided, however, that the Asset Representations Reviewer shall not be liable for or required to indemnify an Indemnified Person from and against expenses arising or resulting from (i) the Indemnified Person’s own willful misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty made by the Indemnified Person.

In case any such action, investigation or proceeding will be brought involving an Indemnified Person, the Asset Representations Reviewer will assume the defense thereof, including the employment of counsel and the payment of all expenses. The Issuing Entity, the Servicer and the [Indenture] Trustee each will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and the reasonable counsel will be paid by the Asset Representations Reviewer. In the event of any claim, action, or proceeding for which indemnity will be sought pursuant to this Section, the Issuing Entity’s, the Servicer’s and the [Indenture] Trustee’s choice of legal counsel shall be subject to the approval of the Asset Representations Reviewer, which approval shall not be unreasonably withheld.

The indemnification set forth herein will survive the termination of this ARR Agreement and the resignation or removal of the Asset Representations Reviewer. The obligations pursuant to this Section shall not constitute a claim against the Trust or the Trust Assets (as defined in the [Trust Documents]) and shall only constitute a claim against the Asset Representations Reviewer to the extent the Asset Representations Reviewer has funds sufficient to make payment on such obligations from amounts paid to it.

Section 5.05 Inspections of Asset Representations Reviewer.

The Asset Representations Reviewer agrees that, with reasonable prior notice not more than once during any year, it will permit authorized representatives of the Issuing Entity, the Servicer or the Administrator, during the Asset Representations Reviewer’s normal business hours, to examine and review the book of account, records, reports and other documents and materials of the Asset Representations Review relating to (a) the performance of the Asset Representations Reviewer’s obligation under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance and (c) a claim made by the Asset Representations Reviewer under this Agreement. In addition, the Asset Representations Reviewer will permit the Issuing Entity’s, the Servicer’s or the Administrator’s representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees. Each of the Issuing Entity, the Servicer and the Administrator, will, and will cause its authorized representatives to, hold in confidence the information except if disclosure may be required by law or if the Issuing Entity, the Servicer or the Administrator reasonably determines that it is required to make the disclosure under this Agreement or the other Transaction Documents. The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.

Section 5.06 Delegation of Obligations.

The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Issuing Entity and the Servicer.

ARTICLE VI.

REMOVAL, RESIGNATION

Section 6.01 Removal of Asset Representations Reviewer.

If any one of the following events (“Disqualification Events”) shall occur and be continuing:

(a) the Asset Representations Reviewer no longer meets the eligibility requirements in Section 2.01;

(b) any failure by the Asset Representations Reviewer duly to observe or perform in any material respect any other covenant or agreement of the Asset Representations Reviewer set forth in this ARR Agreement ; or

(c) an Insolvency Event occurs with respect to the Asset Representations Reviewer;

then, the Administrator may, but shall not be required to, remove the Asset Representations Reviewer and promptly appoint a successor Asset Representations Reviewer by written instrument, in duplicate, one copy of which instrument shall be delivered to the Asset Representations Reviewer so removed and one copy to the successor Asset Representations Reviewer. Any removal of the Asset Representations Reviewer shall not take effect until a successor Asset Representations Reviewer is assigned in accordance with Section 6.02.

Section 6.02 Appointment of Successor.

Upon the occurrence of a Disqualification Event with respect to the Asset Representations Reviewer, the Administrator shall appoint a successor Asset Representations Reviewer by an instrument signed by the Administrator. If a successor Asset Representations Reviewer has not been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Asset Representations Reviewer or the Administrator may apply to any court of competent jurisdiction to appoint a successor Asset Representations Reviewer to act until such time, if any, as a successor Asset Representations Reviewer has been appointed as provided above. Any successor Asset Representation Reviewer so appointed by such court will immediately and without further act be superseded by any successor Asset Representations Reviewer appointed as provided above within one year from the date of the appointment by such court.

Section 6.03 Merger or Consolidation of, or Assumption of the Obligations of, Asset the Representations Reviewer.

Any Person (i) into which the Asset Representations Reviewer is merged or consolidated, (ii) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (iii) succeeding to the business of the Asset Representations Reviewer, if that Person meets the ARR Eligibility Requirements, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuing Entity, the Servicer, and the [Indenture Trustee] an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

The Asset Representations Reviewer shall deliver to the Issuing Entity, Servicer, and [Indenture] Trustee an Officer’s Certificate of the Asset Representations Reviewer to the effect that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 6.03 and that all conditions precedent herein provided for the relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the Asset Representations Reviewer.

Section 6.04 Asset Representations Reviewer Not to Resign.

The Asset Representations Reviewer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Asset Representations Reviewer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Asset Representations Reviewer shall be evidenced as to clause (i) above by an Opinion of Counsel and as to clause (ii) by an Officer’s Certificate of the Asset Representations Reviewer, each to such effect delivered to the Issuing Entity, the Servicer, and the [Indenture] Trustee. No such resignation shall become effective until a successor Asset Representations Reviewer shall have assumed the responsibilities and obligations of the Asset Representations Reviewer in accordance with Section 6.02 hereof.

Section 6.05 Notification to Noteholders.

Upon any resignation or removal of, or appointment of a successor to, the Asset Representations Reviewer pursuant to this Article VI, the [Indenture] Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies then rating the Notes (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies then rating the Notes).

ARTICLE VII.

TREATMENT OF CONFIDENTIAL INFORMATION

Section 7.01 Confidential Information.

(a) Confidential Information Defined. For the purposes of this Agreement, “Confidential Information” means nonpublic proprietary information of a Party (the “Disclosing Party”) that is disclosed to the other Party (the “Receiving Party”), including but not limited to: (i) business or technical processes, formulae, source codes, object code, product designs, sales, cost and other unpublished financial information, customer information, product and business plans, projections, marketing data or strategies, trade secrets, intellectual property rights, know-how, expertise, methods and procedures for operation, information about employees, customer names, business or technical proposals, and any other information which is or should reasonably be understood to be confidential or proprietary to the Disclosing Party; (ii) PII (as defined in Section 7.03 of this Agreement. The foregoing definition of Confidential Information applies to: (i) all such information, whether tangible or intangible and regardless of the medium in which it is stored or presented; and (ii) all copies of such information, as well as all memoranda, notes, summaries, analyses, computer records, and other materials prepared by the Receiving Party or any of its employees, agents, advisors, directors, officers, and subcontractors (collectively “Representatives”) that contain or reflect the Confidential Information.

(b) Use of Confidential Information. Each Party acknowledges that during the term of this Agreement it may be exposed to or acquire Confidential Information of the other Party or its Affiliates. The Receiving Party shall hold the Confidential Information of the Disclosing Party in strict confidence and will not disclose such information except to its Representatives who have a need to know such information for the purpose of effecting the terms and conditions of this Agreement and who have entered into an agreement with the Receiving Party with confidentiality restrictions materially equivalent to those contained herein. The Receiving Party shall be responsible for the breach of this Agreement by any of its Representatives. The Receiving Party will protect the Disclosing Party’s Confidential Information using the same degree of care that it uses to protect its own information of like import, but in no event with less than a commercially reasonable standard of care.

(c) Exceptions. Confidential Information shall not include, and this Agreement imposes no obligations with respect to, information that:

(i)	is or becomes part of the public domain other than by disclosure by a Party in violation of this Agreement;

(ii)	was disclosed to a Party prior to the effective date of this Agreement without a duty of confidentiality;

(iii)	is independently developed by a Party outside of this Agreement and without reference to or reliance on any Confidential Information of the other Party; or

(iv)	was obtained from a third party not known after reasonable inquire to be under a duty of confidentiality.

The foregoing exceptions shall not apply to any PII, which shall remain confidential in all circumstances, except as required or permitted to be disclosed by applicable law, statute, or regulation.

(d) Disclosure by Operation of Law. If either Party is requested to disclose all or any part of any Confidential Information under a subpoena, or inquiry issued by a court of competent jurisdiction or by a judicial or administrative agency or legislative body or committee, such Party shall (i) to the extent permitted by law, promptly notify the other Party of the existence, terms and circumstances surrounding such request; (ii) consult with the other Party on the advisability of taking legally available steps to resist or narrow such request and cooperate with such Party on any steps it considers advisable; and (iii) if disclosure of the Confidential Information is required or deemed advisable, exercise commercially reasonable efforts to obtain an order, stipulation or other reliable assurance that confidential treatment shall be accorded to such portion of the Confidential Information to be disclosed. Each Party shall reimburse the other Party for reasonable legal fees and expenses incurred in connection with such Party’s effort to comply with this section.

(e) Return of Confidential Information. Upon the request of the Disclosing Party, the Receiving Party shall return all Confidential Information to the Disclosing Party provided to it pursuant to this Agreement; provided, however, (i) the Receiving Party shall be permitted to retain copies of the Disclosing Party’s Confidential Information solely for archival, audit, disaster recovery, legal and/or regulatory purposes, and (ii) neither party will be required to search archived electronic back-up files of its computer systems for the other party’s Confidential Information in order to purge the other party’s Confidential Information from its archived files; provided further, that any Confidential Information so retained will (x) remain subject to the obligations and restrictions contained in this Agreement, (y) will be maintained in accordance with the retaining party’s document retention policies and procedures, and (z) the retaining party will not use the retained Confidential Information for any other purpose.

Section 7.02 Remedies. The Parties agree that an actual or threatened breach of this Section by it or its Representatives may cause irreparable damage to the Disclosing Party and that damages may not be an adequate remedy for any such breach. Accordingly, each Party shall be entitled to seek injunctive relief to restrain any such breach, threatened or actual, without the necessity of posting bond, in addition to any other remedies available to such Party at law or in equity.

Section 7.03 Safeguarding Personally Identifiable Information.

(a) Definition. Personally Identifiable Information, or PII, means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual, as further described in § 501(b) of the Gramm-Leach-Bliley Act and the Interagency Guidelines Establishing Standards for Safeguarding Customer Information (12 C.F.R. Section 208, Appendix D-2) (collectively, the “Privacy Laws”), that is provided or made available to the Asset Representations Reviewer pursuant to this Agreement.

(b) Non-Disclosure. To the extent the Asset Representations Reviewer receives Personally Identifiable Information in the performance its obligations hereunder, the Asset Representations Reviewer agrees that it will not disclose or use any Personally Identifiable Information except (i) to the extent necessary to carry out its obligations under the Agreement and for no other purpose; or (ii) as may be required by valid operation of law.

(c) Safeguards. To the extent Asset Representations Reviewer receives Personally Identifiable Information in the performance of services under this Agreement, the Asset Representations Reviewer represents and warrants that it has, and will continue to have adequate administrative, technical, and physical safeguards: (i) to ensure the security and confidentiality of Personally Identifiable Information; (ii) to protect against any anticipated threats or hazards to the security or integrity of Personally Identifiable Information; and (iii) to protect against unauthorized acquisition of, access to or use of Personally Identifiable Information which could result in a “breach” as that term is defined under applicable Privacy Laws.

(d) Information. The Asset Representations Reviewer agrees to provide the Issuing Entity with information regarding its privacy and information security systems, policies and procedures as the Issuing Entity may reasonably request relating to compliance with this Agreement and applicable Privacy Laws. Suppliers agree to provide training in the Privacy Laws and the Asset Representations Reviewer’s information security policies to all personnel whose duties pursuant to this Agreement could bring them in contact with Personally Identifiable Information.

(e) Breach. In the event of any actual or apparent theft, unauthorized use or disclosure of any Personally Identifiable Information, the Asset Representations Reviewer will commence all reasonable efforts to investigate and correct the causes and remediate the results thereof, and as soon as practicable following discovery of any such event, provide the Issuing Entity notice thereof, and such further information and assistance as may be reasonably requested.

ARTICLE VIII.

OTHER MATTERS PERTAINING TO THE [TRUST]

Section 8.01 Termination of the Trust.

This ARR Agreement will terminate, except for obligations under Section 7, on the earlier of (i) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (ii) the date the Issuing Entity is terminated in accordance with the terms of the Trust Agreement.

Section 8.02 Limitation of Liability of Owner Trustee.

This Agreement has been signed on behalf of the Issuing Entity by [                    ], not in its individual capacity but solely in its capacity as Owner Trustee of the Issuing Entity. In no event will [                    ] in its individual capacity or a beneficial owner of the Issuing Entity be liable for the Issuing Entity’s obligations under this Agreement. For all purposes under this Agreement, the Owner Trustee will be subject to, and entitled to the benefits of, the Trust Agreement.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

Section 9.01 Amendment.

(a) This ARR Agreement may be amended by the Asset Representations Reviewer, the Issuing Entity and the Servicer, without the consent of any of the Noteholders, (i) to comply with any change in any applicable federal or state law, to cure any ambiguity, to correct or supplement any provisions in this ARR Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this ARR Agreement ; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Issuing Entity, the Servicer, and the [Indenture] Trustee, adversely affect in any material respect the interests of any Noteholder whose consent has not been obtained, or (ii) to correct any manifest error in the terms of this ARR Agreement as compared to the terms expressly set forth in the Prospectus.

(b) This ARR Agreement may also be amended from time to time by the Asset Representations Reviewer, the Issuing Entity and the Servicer, with the consent of the Noteholders of Notes evidencing at least a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this ARR Agreement or of modifying in any manner the rights of the Noteholders.

(c) It shall not be necessary for the consent of Noteholders pursuant to this clause C, to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(d) Promptly after the execution of any amendment to this ARR Agreement (or, in the case of the Rating Agencies then rating the Notes, 15 days prior thereto), the [Indenture] Trustee shall furnish written notification (such notice to be prepared by the Administrator) of the substance of such amendment to the [Indenture] Trustee and each of the Rating Agencies then rating the Notes.

(e) Prior to the execution of any amendment to this ARR Agreement , the Asset Representations Reviewer, the Issuing Entity, the Servicer, and the [Indenture] Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this ARR Agreement. The Asset Representations Reviewer, Indenture Trustee, the Servicer, and the [Indenture] Trustee may, but shall not be obligated to, execute and deliver such amendment which affects its rights, powers, duties or immunities hereunder.

Section 9.02 Notices.

All notices hereunder shall be given by United States certified or registered mail, by facsimile or by other telecommunication device capable of creating written record of such notice and its receipt. Notices hereunder shall be effective when received and shall be addressed to the respective parties hereto at the addresses set forth below, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this section.

If to the Asset Representations Reviewer, to:

With a copy to:

If to the Issuing Entity, to:

If to the Servicer, to:

If to the [Indenture] Trustee, to:

Section 9.03 Severability Clause.

This ARR Agreement constitutes the entire agreement among the Asset Representations Reviewer, the Issuing Entity, Servicer, and the [Indenture] Trustee. All prior representations, statements, negotiations and undertakings with regard to the subject matter hereof are superseded hereby.

If any term or provision of this ARR Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this ARR Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this ARR Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 9.04 Counterparts.

This ARR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 9.05 Governing Law.

THIS ARR AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.06 Relationship of the Parties.

The Asset Representations Reviewer is an independent contractor and, except for the services which it agrees to perform hereunder, the Asset Representations Reviewer does not hold itself out as an agent of any other party hereto. Nothing herein contained shall create or imply an agency relationship among Asset Representations Reviewer and any other party hereto, nor shall this ARR Agreement be deemed to constitute a joint venture or partnership between the parties.

Section 9.07 Captions.

The captions used herein are for the convenience of reference only and not part of this ARR Agreement, and shall in no way be deemed to define, limit, describe or modify the meanings of any provision of this ARR Agreement.

Section 9.08 Waivers.

No term or provision of this ARR Agreement may be waived or modified unless such waiver or modification is in writing, signed by the party against whom such waiver or modification is sought to be enforced and is consented to by the NIMS Insurer.

Section 9.09 Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a) Assignment. This ARR Agreement may not be assigned by the Asset Representations Reviewer except as permitted under Section 6.03 hereof.

(b) Benefit of Agreement; Third-Party Beneficiaries. This ARR Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. The Indenture Trustee, for the benefit of the Noteholders, will be a third-party beneficiary of this ARR Agreement and may enforce this ARR Agreement against the Asset Representations Reviewer and the Servicer. No other Person will have any right or obligation under this ARR Agreement.

Section 9.10 Exhibits.

The exhibits to this ARR Agreement are hereby incorporated and made a part hereof and are an integral part of this ARR Agreement.

Section 9.11 No Petition.

Notwithstanding any prior termination of this Agreement, the Asset Representations Reviewer shall not, prior to the date which is one year and one day after the final distribution with respect to the Notes to the Note Distribution Account or, with respect to the Certificates, to the Certificateholders, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuing Entity under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuing Entity or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuing Entity under a federal or state bankruptcy or insolvency proceeding.

IN WITNESS WHEREOF, the [Issuing Entity], the Servicer and the Asset Representations Reviewer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

JOHN DEERE OWNER TRUST 20XX, as Issuing Entity

By:		,
not in its individual capacity but solely as Owner Trustee on behalf of the Trust,

By:
Name:
Title:

JOHN DEERE CAPITAL CORPORATION, as Servicer

By:
Name:
Title:

[ ], as Asset Representations Reviewer

By:
Name:
Title:

EXHIBIT A

Representation

(i)	Characteristics of Receivables. Each Receivable (A) was originated in the United States of America by Deere & Company or John Deere Construction & Forestry Company (collectively “Originating Parties”) in the ordinary course of business or was originated by a Dealer and assigned to Originating Parties in the ordinary course of business, in each case in connection with the retail sale by a Dealer of Financed Equipment in the ordinary course of such Dealer’s business, was fully and properly executed by the parties thereto, was purchased by the Seller from such Originating Parties under an existing agreement with the Originating Parties, , and was validly assigned by such Originating Parties, , to the Seller in accordance with its terms, (B) is secured by a validly perfected enforceable first priority purchase money security interest (as defined in the applicable UCC) in favor of the Originating Parties in the Financed Equipment, which security interest is assignable by the Seller to the Purchase, by the Purchaser to the Issuing Entity and by the Issuing Entity to the Indenture Trustee and which security interest has priority over any security interest in the Financed Equipment granted in favor of the Seller or any of its affiliates, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security and (D) provides for fixed payments on a periodic basis, yields interest at a fixed or variable rate or is non-interest bearing and is prepayable without premium or penalty at any time. The fixed payments provided for are sufficient to fully amortize the Amount Financed by maturity and pay finance charges at the Annual Percentage Rate over the original term of the Receivable.

Documents

[Retail Note Contract]

[Receivable File] U.S. Fixed Rate Contract or U.S. Variable Rate Contract, Physical Damage Insurance Form, Dealer Check List, Dealer Settlement Form UCC documents

Procedures to be Performed

A)	Origination of Each Receivable

i)	Confirm the Dealer address on the Contract is located within the United States

ii)	Confirm that the Buyer, Co-buyer (if applicable) and Dealer, if applicable, and the Manufacturer (if applicable) have signed the Contract

iii)	Confirm that the Manufacturer., or an acceptable variation of the name, is listed as the assignee within the Assignment section of the Contract

B)	Security Interest Enforcement

i)	Review the Receivable File and confirm that the security interest has not been subordinated and the Receivable maintains an enforceable first priority security interest in favor of John Deere Receivables, Inc. for the Financed Equipment

C)	Customary and Enforceable Provisions

i)	Confirm in a periodic risk based audit completed by [John Deere Financial] that the Contract contains customary and enforceable provisions to render the rights and remedies of the holder

D)	Fixed and Fully Amortizing Payments

i)	Confirm that the Contract requires fixed payment amounts Confirm that the payment on the Contract is based on a fixed or variable interest calculation

ii)	Confirm in a periodic risk based audit completed by [John Deere Financial] that that the Contract allows for prepayments without premium or penalty at any time

iii)	Confirm in a periodic risk based audit completed by [John Deere Financial] that that the number and amount of payments fully amortize the Amount Financed by maturity and pay finance charges at the Annual Percentage Rate

E)	If (A) through (D) are confirmed, then Test Pass

UCC documents

Representation

(ii)	Schedule of Receivables. The computer tape or disc regarding the Receivables made available to the Purchaser and its assigns is true and correct in all respects.

Documents

Data Tape

Schedule of Receivables

Procedures to be Performed

i)	Confirm the Account Number in the Data Tape matches the Account Number listed in the Schedule of Receivables

ii)	If (i) is confirmed, then Test Pass

Representation

(iii)	Compliance with Law. Each Receivable and the sale of the Financed Equipment complied at the time it was originated or made and at the execution of this Agreement complies in all material respects with all requirements of applicable Federal, State and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, state Debt Collection Practices, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and other equal credit opportunity and disclosure laws.

Documents

[Retail Note Contract and other transaction documents]

[Receivable File]

Procedures to be Performed

i)	Internal Audit Review

a)	Review in an periodic risk based audit completed by [John Deere Financial] that the automated system that creates the Contract and confirm the contract form number and revision date are correct.

ii)	Federal Trade Commission Act

a)	Confirm the Contract is complete

i.	Confirm that all lines in the contract are filled out and have not been altered

ii.	Confirm in an periodic risk based audit completed by [John Deere Financial] that the automated system correctly prints the Name and address of Creditor, APR, Finance Charge, Amount of Payments, Total of Payments and Total Sale when required by applicable law. .

iii.	Confirm in an periodic risk based audit completed by [John Deere Financial] all lines on the Contract are completed or properly left blank by the automated system

Risk based compliance audits completed by [John Deere Financial] will be completed to review compliance with applicable Federal, State and local laws and regulations thereunder, including usury laws, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, applicable state Debt Collection Practices, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board’s Regulations B and other equal credit opportunity and disclosure laws

iii)	If (i) through (ii) are confirmed, then Test Pass

Representation

(iv)	Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, subject to bankruptcy, insolvency and other laws relating to the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Such enforceability has not been and is not adversely affected by whether or not the Seller was or is qualified to do business in the State in which the Obligor was or is located.

Documents

[Sale Contract]

Procedures to be Performed

i)	Review in an periodic risk based audit completed by [John Deere Financial] that the automated system that creates the Contract form number and revision date and confirm all are correct.

ii)	Confirm the Buyer and Co-buyer (if applicable), selling dealer (if applicable) and lender (if applicable) have signed the Contract

iii)	Confirm that no unauthorized changes have been made to the paper Contract.

iv)	If (i) and (ii) are confirmed, then Test Pass

Representation

(v)	Security Interest in Financed Equipment. Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first priority purchase money security interest (as defined in the applicable UCC) in the Financed Equipment in favor of the Seller as secured party or, in accordance with its customary standards, policies and servicing procedures, the Seller has taken all steps as are necessary to result in a validly perfected first priority purchase money security interest (as defined in the applicable UCC) in the Financed Equipment in favor of the Seller as secured party.

Documents

UCC documents

Sale Contract

Procedures to be Performed

i)	Observe the UCC documents and confirm that John Deere Receivables, Inc., or an acceptable variation of the name, is reported as the first lien holder

ii)	Observe the Obligor name on the Contract and confirm the name matches the name on the UCC documents

iii)	Observe the Serial Number on the Contract and confirm it matches the Serial Number as reported in the UCC documents

iv)	Confirm the Financed Equipment was not marked as repossessed at the time of Cut-off

v)	If (i) through (iv) are confirmed, then Test Pass

Representation

(vi)	Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Equipment been released from the lien granted by the related Receivable in whole or in part. No Receivable is rescindable on the basis of whether or not the Seller is qualified to do business in the State in which the Obligor is located.

Documents

Data Tape

Procedures to be Performed

i)	Review the data tape and confirm that no loans were satisfied, subordinated or rescinded as of the cutoff date

ii)	Review the Data Tape and confirm the Receivable was an active account as of the Cut-off date

iii)	If (i) and (ii) are confirmed, then Test Pass

Representation

(vii)	No Waiver. No provision of a Receivable has been waived.

Documents

[Data Tape]

Procedures to be Performed

i)	Review the Data Tape and confirm there is no indication the terms of the Receivable have been waived

ii)	If (i) is confirmed, then Test Pass

Representation

(viii)	No Amendments. No Receivable has been amended such that the amount of the Obligor’s Scheduled Payments has been increased except for (1) increases due to a payment date change, (2) increases resulting from the inclusion of any premium for forced-placed physical damage insurance covering the Financed Equipment, (3) increases resulting from the addition of finance charges for the deferral of Scheduled Payments, or (4) a payment schedule change agreed to by the customer (s).

Documents

[Receivable File]

Procedures to be Performed

i)	Review the Receivable File for any indication the Selected Receivable has been amended or otherwise modified such that the number or originally scheduled due dates has been increased or such that the amount financed has been increased.

ii)	If (i) is confirmed, then Test Pass.

Representation

(ix)	No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Receivable.

Documents

[Receivable File]

Procedures to be Performed

i)	Review the Receivable File and confirm there is no indication that the Receivable is subject to rescission, setoff, counterclaim or defense that would cause the Receivable to become invalid

ii)	If (i) is confirmed, then Test Pass

Representation

(x)	No Liens. No liens or claims have been filed for work, labor or materials relating to any Financed Equipment that are liens prior to, or equal or coordinate with, the security interest in the Financed Equipment granted by the Receivable.

Documents

[Receivable File]

UCC documents

Procedures to be Performed

i)	Review the UCC documents and confirm that John Deere Receivables, Inc., or an acceptable variation of the name, holds the first lien security interest in the Financed Equipment

ii)	Review the Receivable File and confirm there is no evidence other liens or claims have been filed that would subordinate the security interest in the Financed Equipment as of the Cut-off Date

iii)	If (i) and (ii) are confirmed, then Test Pass

Representation

(xi)	No Default. No Receivable has a payment that is more than 89 days overdue as of the Cur-off Date and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred and is continuing;

Documents

[Data Tape]

Procedures to be Performed

i)	Confirm there is no indication of a default, breach, violation or event that would permit acceleration under the terms of the Receivable except for payment default up to 89 days overdue as of the Cut-off Date.

ii)	If (i) is confirmed, then Test Pass

Representation

(xii)	Insurance. The Seller, in accordance with its customary procedures, has determined that the Obligor has obtained physical damage insurance covering the Financed Equipment and under the terms of the Receivable, the Obligor is required to maintain such insurance.

Documents

Retail Note Contract and related

Procedures to be Performed

i)	Confirm the Contract contains language that requires the Obligor to obtain and maintain insurance against physical damage to the Financed Equipment

ii)	Confirm that the physical damage insurance confirmation process was completed for selected contracts.

iii)	If (i) and (ii) are confirmed, then Test Pass

Representation

(xiii)	Title. the Seller has good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests and rights of others; and the transfer has been perfected under the UCC.

Documents

Sale Contract

[Receivable File]

Procedures to be Performed

i)	Review the Receivable File and confirm the Receivable was not subject to any lien or claim filed for additional work, labor or materials

ii)	Review the Receivable File and confirm the Receivable was not subject to any tax lien

iii)	Observe the UCC documents and confirm John Deere Receivables, Inc., or an acceptable variation of the name, is reported as the first lien holder

iv)	Confirm the Receivable File contains no indication that the Receivable has been sold, assigned or transferred to any other entity prior to the Cut-off Date

v)	If (i) through (iv) are confirmed, then Test Pass

Representation

(xiv)	One Original. (i) In the case of each Receivable constituting “tangible chattel paper” (as defined in Section 9-102(a)(78) of the UCC), there is only one original executed copy of each such Receivable and (ii) in the case of each Receivable constituting “electronic chattel paper” (as defined in Section 9-102(a)(31) of the UCC), the Servicer, as custodian, has “control” within the meaning of Section 9-105 of the UCC of each such Receivable.

Documents

Sale Contract

Procedures to be Performed

i)	Observe the paper Contract and confirm it is the original signed paper contract.

ii)	Review the periodic risk based audit completed by [John Deere Financial] of whether electronic contracts are marked either “original” or “authoritative copy.” Verify no outstanding issues exist

iii)	Observe the Contract and confirm that all required parties have signed the Contract

iv)	Review the audit completed by [John Deere Financial] of the control processes for electronic contracts. Verify no outstanding issues exist

v)	If (i) and (ii) are confirmed, then Test Pass

Representation

(xv)	Maturity of Receivables. Each Receivable has a schedule maturity date not later than [ ]; months as of the Cut-off Date.

Documents

[Data Tape]

Procedures to be Performed

i)	Review the Data Tape and confirm the maturity date is no later than [ ], 20[ ].

ii)	If (i) is confirmed, then Test Pass.

Representation

(xvi)	Outstanding Principal Balance. As of the Cut-off Date, each Receivable has an outstanding principal balance of at least $500.

Documents

[Data Tape]

Procedures to be Performed

i)	Observe the unpaid principal balance within the Data Tape and confirm the Receivable has an unpaid principal balance greater than or equal to $500

ii)	If (i) is confirmed, then Test Pass

Representation

(xvii)	No Bankruptcies. No Obligor on any Receivable as of the Cut-off Date was noted in the related Receivable File as having filed for bankruptcy.

Documents

Data Tape

Procedures to be Performed

i)	Review the Data Tape and confirm the Obligor is not the subject of a bankruptcy proceeding as of the Cut-off Date

ii)	If (i) is confirmed, then Test Pass

Representation

(xviii)	No Repossessions. As of the Cut-off Date, no Financed Equipment securing any Receivable is in repossession status.

Documents

[Data Tape]

Procedures to be Performed

i)	Review the Data Tape and confirm the Financed Equipment was not marked as repossessed as of the Cut-off Date

ii)	If (i) is confirmed, then Test Pass

Representation

(xix)	Chattel Paper. Each Receivable constitutes either “electronic chattel paper” or “tangible chattel paper” within the meaning of Article 9 of the UCC of the State of Nevada and the State of Delaware or other applicable UCC.

Documents

Sale Contract

UCC documents

Procedures to be Performed

i)	Observe the paper Contract and confirm it is either “tangible chattel paper” that contains the handwritten signature on the appropriate Buyer, Co-buyer (if applicable), Seller (if applicable), and lender (if applicable) signature lines, or if it is “electronic chattel paper” that is marked “original” or “authoritative copy”

ii)	Observe the Contract and confirm the Truth-in-Lending section (for personal use contracts) reports and Amount Financed greater than zero dollars

iii)	Review the UCC financing statement or UCC documents of the Financed Equipment and confirm they create a first priority lien in favor of John Deere Receivables, Inc., or an acceptable variation of the name.

iv)	If (i), (ii) and (iii) are confirmed, then Test Pass

Representation

(xx)	U.S. Obligors. None of the Receivables is due from any Person which does not have a mailing address in the United States of America.

Documents

Sale Contract

Procedures to be Performed

i)	Confirm the Buyer’s address on the Contract is located within the United States of America

ii)	If (i) is confirmed, then Test Pass

Representation

(xxi)	Interest Accruing. Each interest-bearing Receivable is, as of the Cut-off Date, accruing interest.

Documents

[Data Tape]

Procedures to be Performed

i)	Review the Data Tape and confirm it reports the Selected Receivable is active and has a positive principal balance and APR

ii)	If (i) is confirmed, then Test Pass.

Representation

Certificate of Title. As of the Closing Date, the only states which may require a certificate of title in order to perfect a security interest in the Financed Equipment are [Massachusetts and New Jersey],

Documents

Sale Contract

Procedures to be Performed

i)	Confirm the Contract was produced in Massachusetts or New Jersey

ii)	Verify that the contract indicates that the certificate of title must be perfected

iii)	If (i) and (ii) are confirmed, then Test Pass

Representation

(xxii)	Concentrations. As of the Closing Date, no single obligor represents more than [1.00]% of the initial aggregate balance of all Receivables.

Documents

Data Tape

Schedule of Receivables

Procedures to be Performed

i)	Observe the Schedule or Receivables and the Data Tape and calculate the aggregate balance of all the Receivables in the loan pool.

ii)	Observe the Data Tape and determine the unpaid principal balance of Selected Receivable and all other Receivables to which the Obligor is a party. Aggregate the unpaid principal balances of all of the Obligor’s Receivables.

iii)	Calculate the ratio of the aggregate unpaid principal balances of the Obligor’s Receivables as a percentage of the aggregate balance of the loan pool. If the answer to (iii) is less than or equal to 1.00%, then Test Pass.

Representation

(xxiii)	In the case of the Receivables constituting “chattel paper” or “electronic chattel paper” (as defined in Section 9-102(a)(31) of the UCC), the contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than Purchaser.

Documents

Sale Contract

[Receivable File]

Procedures to be Performed

i)	Confirm that each paper Contract does not have any marks or notations indicating that they have been pledged, assigned, or otherwise conveyed to any Person other than the Contract Purchaser.

ii)	If the Receivable constitutes “electronic chattel paper,” confirm the Contracts and the Receivable File contain no indication that any Receivable has been pledged, assigned or conveyed prior to the Cut-off Date

iii)	If (i) is confirmed, then Test Pass